                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              ESSEX BANCORP INC.
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                 [ESSEX LOGO]



July 23, 2001



Dear Stockholder:

We recently mailed proxy materials to you in connection with our Annual Meeting of Shareholders to be held on Friday, August 31, 2001. With those materials, we enclosed a proxy card for you to complete.

According to our latest records, we have not received your proxy for this meeting.

Your vote is important. We ask that you give the proxy material your prompt attention. Please mark, date, sign and return your proxy card today in the envelope provided so that your shares are represented at the meeting. The Board of Directors recommends that you vote FOR approval of both proposals listed on the proxy card including approval of the Merger Agreement.

Because there are sometimes delays in mail delivery, we ask that you please mark, date, sign and return the enclosed proxy even if you have returned the original.

Thank you,

Very truly yours,



Gene D. Ross
Chairman and Chief Executive Officer



GDR/

Enclosure